UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

KORN/FERRY INTERNATIONAL

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14505	95-2623879
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California		90067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2012, Korn/Ferry International, a Delaware corporation (the “Company”), entered into an agreement to acquire Personnel Decisions International Corporation, a Delaware corporation (“PDI”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, its wholly owned subsidiary, Unity Sub, Inc., a Delaware corporation (“Merger Sub”), PDI, all of the stockholders of PDI (the “PDI Stockholders”) and PDI Stockholder Representative, LLC, as the Stockholder Representative. Pursuant to the Merger Agreement, Merger Sub will be merged with and into PDI (the “Merger”), with PDI continuing after the Merger as the surviving company and a wholly owned subsidiary of the Company.

The Merger, which is currently expected to close on or about December 31, 2012 (the “Closing”), is subject to certain customary conditions to closing, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Pursuant to the Merger Agreement, the Company will pay at the Closing $80 million in cash as the purchase price, subject to certain adjustments. The Merger Agreement also provides that the PDI Stockholders may be entitled to receive from the Company up to $15 million in cash based on the achievement of certain pre-determined goals associated with expense synergies over the 18 months following the Closing (the “Earn Out Payments”). The Earn Out Payments, if payable, are payable in three installments in 2013 and 2014.

The representations and warranties made in the Merger Agreement were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may have only been true at a certain date, may be subject to a contractual standard of materiality or may have been used for purposes of allocating risk between the Company and the PDI Stockholders rather than establishing matters of fact.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On December 6, 2012, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 5, 2012, by and among Korn/Ferry International, Personnel Decisions International Corporation, all of the stockholders of Personnel Decisions International Corporation, Unity Sub, Inc. and PDI Stockholder Representative, LLC.*

99.1	Press Release, dated December 6, 2012.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

December 6, 2012	By:	/s/ Robert P. Rozek
Robert P. Rozek
Executive Vice President and Chief Financial Officer

3